UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2024

Date of Report (Date of earliest event reported)

5&2 Studios, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8291 Baucum Road Midlothian, TX	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-924-6736

4 S 2600 W, Suite 5
Hurricane, Utah

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by 5&2 Studios, Inc. (the “Company”) with the Securities and Exchange Commission on May 15, 2024 and June 20, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with the non-profit entity Come and See Foundation, Inc. (“CAS”) on May 13, 2024. The APA provided for, subject to certain terms and conditions, the entry into an Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”), by and between CAS and the Company. As previously disclosed in the Current Report on Form 8-K filed on June 20, 2024, the Company and CAS entered into the DMA on June 13, 2024.

On September 30, 2024, the Company entered into that certain Amendment to the DMA, by and between CAS and the Company (the “First Amendment”), which amended certain terms of the DMA.

The First Amendment, among other things, amends the DMA to: (1) provide for reimbursement by CAS to the Company for certain costs incurred by the Company in connection with the development of The NP Chosen App; (2) provide for reimbursement by CAS to the Company of costs incurred by the Company in connection with marketing duties on a quarterly basis, in lieu of the Company being entitled to recoup such costs from the receipts, value or other consideration received from the commercial exploitation rights in connection with the television series entitled The Chosen (the “Series”) as provided pursuant to the DMA (the “Commercial Exploitation Gross Receipts”); (3) revise the allocation of Commercial Exploitation Gross Receipts remaining after certain deductions in CAS’ favor by 500 basis points; and (4) permit deduction and recoupment by the Company of certain guild-required payments, residuals and other contractual bonuses required to be paid to talent in connection with a theatrical release of episodes of the Series, from the revenues derived from such theatrical release of the Series, and to allocate the net proceeds from such theatrical release of episodes of the Series between CAS and the Company (the “Special Theatrical Share”), which Special Theatrical Share shall be calculated and accounted for separately from the Commercial Exploitation Gross Receipts.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Amended and Restated Distribution License and Marketing Services Agreement, dated September 30, 2024, by and between the 5&2 Studios, Inc. and Come and See Foundation, Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a copy of any redacted information and/or omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2024	5&2 Studios, Inc.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer